Exhibit 1.1

CORNERSTONE GROWTH AND INCOME REIT, INC.

FORM OF DEALER MANAGER AGREEMENT

Up to 50,000,000 Shares of Common Stock

Pacific Cornerstone Capital, Incorporated
1920 Main Street, Suite 400
Irvine, California 92614

Dear Sirs:

Cornerstone Growth and Income REIT, Inc., a Maryland corporation (the “Company”), is registering for public sale a maximum of 50,000,000 shares of its common stock, $0.01 par value per share, (the “Shares”), to be issued and sold for an aggregate maximum purchase price of $495,000,000 (40,000,000 Shares to be offered to the public and 10,000,000 Shares to be offered pursuant to the Company’s distribution reinvestment plan (“DRP”)).  The Shares are to be sold to selected persons or entities acceptable to the Company, upon the terms and subject to the conditions set forth in the enclosed Prospectus.

The Company hereby invites you, Pacific Cornerstone Capital, Inc., a California corporation (the “Dealer Manager”), to become the dealer manager in connection with the offer and sale of the Shares.  By your acceptance hereof, you agree to act in such capacity and to use commercially reasonable efforts to find purchasers for the Shares in accordance with the terms and conditions of the Prospectus and this Agreement, but with no obligation or understanding, express or implied, that you are making a commitment to purchase or sell the Shares.  You agree to use commercially reasonable efforts to find purchasers of Shares both directly and indirectly through a selling group consisting of participating brokers (“Participating Brokers”) with whom you shall contract pursuant to a Participating Broker Agreement substantially in the form attached as Attachment 1 hereto or such other form as may be requested by a Participating Broker provided the consent of the Company is obtained for the use of such form.

Accompanying this Agreement is a copy of the Prospectus (as hereinafter defined) prepared by the Company for use in conjunction with the offer and sale of the Shares.  You are not authorized to use any solicitation material other than that referred to in this section, which material has been furnished by the Company.

Except as described in the Prospectus or in Section 3(d) hereof, the Shares are to be sold for a per Share cash price as follows:

	Primary	DRP
Distribution Channel	Offering Shares	Shares

Participating Brokers	$10.00	$9.50
Participating Brokers Deferring Commission*	$9.40	$9.50
Fee-for-Service Investment Advisers	$9.50	$9.50

* For a period of six years following the date of purchase, an additional $0.10 per share will be deducted annually from distributions or other cash distributions otherwise payable to the purchaser and will be used to pay deferred commissions.

1.             Representations and Warranties of the Company.

The Company represents and warrants to Dealer Manager and Participating Brokers that:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “SEC”) a registration statement (Registration No. 333-139704) for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder.  Copies of such registration statement as initially filed and each amendment thereto have been or will be delivered to the Dealer Manager.  The registration statement and the prospectus contained therein, as finally amended at the effective date of the registration statement (the “Effective Date”), are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the Company files a prospectus or prospectus supplement pursuant to Rule 424(b) under the Securities Act, or if the Company files a post-effective amendment to the Registration Statement, the term “Prospectus” includes the prospectus filed pursuant to Rule 424(b) or the prospectus included in such post-effective amendment.  The term “Preliminary Prospectus” as used herein shall mean a preliminary prospectus related to the Shares as contemplated by Rule 430 or Rule 430A of the Rules and Regulations included at any time as part of the Registration Statement.

(b) On the date that any Preliminary Prospectus was filed with the SEC, on the Effective Date, on the date of the Prospectus, on the date the Minimum Offering (as hereinafter defined) is obtained and when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus is filed with the SEC, the Registration Statement, each Preliminary Prospectus and the Prospectus, as applicable, including the financial statements contained therein, complied or will comply with the Securities Act and the Rules and Regulations.  On the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  On the date of the Prospectus, as amended or supplemented, as applicable, and on the date the Minimum Offering is obtained, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing provisions of this Section 1(b) will not extend to such statements contained in or omitted from the Registration Statement or the Prospectus, as amended or supplemented, as are primarily within the knowledge of the Dealer Manager or any of the Participating Brokers and are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.

(c) All additional written, audio or audio-visual material, including any investment summary, audio tape, video tape or Internet site prepared by the Company for use in conjunction with the offer or sale of the Shares (“Supplemental Material”) will be distributed by the Company only in full compliance with the requirements of the Act (including, without limitation, the requirement that such Supplemental Material not be delivered to any prospective purchaser unless accompanied or preceded by a Prospectus), and at the time the Registration Statement is declared effective and at all times subsequent thereto up to and including the Termination Date (as hereinafter defined), such Supplemental Material has not contained and will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for that purpose are pending, threatened, or, to the knowledge of the Company, contemplated by the SEC; and to the knowledge of the Company, no order suspending the offering of the Shares in any jurisdiction has been issued and no proceedings for that purpose have been instituted or threatened or are contemplated.

(e) The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

(f) The Company will obtain an opinion of DLA Piper US LLP confirming that based on the proposed method of operation of the Company, the Company is in a position to qualify for taxation as a REIT for the taxable year that will end December 31, 2007.  The conditions on which the opinion will be issued will be met at the time of such issuance and will continue to exist.

(g) The accounting firm that has certified or shall certify the financial statements filed and to be filed with the SEC as part of the Registration Statement and the Prospectus is a registered public accounting firm, as required by the Act and the Rules and Regulations.

(h) The Company is a corporation duly organized under the laws of the State of Maryland, is validly existing as a corporation under such laws and has power and authority to conduct business as described in the Prospectus under the laws of the State of Maryland and every other jurisdiction in which it conducts business or owns or leases property.

(i) The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 8 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.  The Company has duly authorized, executed and delivered this Agreement.

(j) This Agreement is a valid, legal, and binding agreement of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally.

(k) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by the Company will not conflict with or constitute a default or violation under any charter, by-law, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 8 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

(l) No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the securities laws of certain states, if any, which we have identified to you, and as may be required under the Securities Act and the Rules and Regulations or by the National Association of Securities Dealers, Inc. (the “NASD”).

(m) At the time of the issuance of the Shares, the Shares will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

(n) No closing will take place unless and until funds in respect of subscriptions for an aggregate of at least $1,000,000 in Shares sold in the primary offering, acceptable to the Company, have been received by the Company and payment for such Shares has been deposited in the Escrow Account and classified as “cleared funds” by the Escrow Agent.

(o) At all times subsequent to the date of this Agreement and up to and including the Termination Date, the representations and warranties made in this Section 1 will be true and correct with the same effect as if they had been made on and as of such time, except as may subsequently be disclosed in writing to the Dealer Manager.

(p) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, that will have a material adverse effect on the business or property of the Company.

2.             Representations and Warranties of the Dealer Manager.

As an inducement to the Company to enter into this Agreement, the Dealer Manager represents and warrants to the Company that:

(a) The Dealer Manager is a member of the NASD in good standing and a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the securities laws of the states in which the Shares are to be offered and sold.  The Dealer Manager and its employees and representatives have all required licenses and registrations to act under this Agreement.

(b) The Dealer Manager has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, and the Dealer Manager has duly authorized, executed and delivered this Agreement.

(c) This Agreement is a valid, legal, and binding agreement of the Dealer Manager enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally.

(d) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default or violation under any charter, by-law, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 8 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

(e) No consent, approval, authorization or other order of any governmental authority is required in connection with the execution, delivery or performance by the Dealer Manager of this Agreement except such as may be required by the NASD, the Securities Act or applicable state securities laws.

(f) The Dealer Manager represents and warrants to the Company and each person that signs the Registration Statement (or is named as a person about to become a director) that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished or to be furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any Preliminary Prospectus, or the Prospectus, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(g) All training and education meetings held by the Dealer Manager will be in compliance with Rule 2710(i)(2) of the NASD Conduct Rules. Dealer Manager will require each

Participating Broker to represent that all training and education meetings held by the Participating Broker will be in compliance with Rule 2710(i)(2) of the NASD Conduct Rules.

(h) Dealer Manager will obtain NASD approval of any sales incentive program developed by the Dealer Manager prior to its implementation. Dealer Manager will require each Participating Broker to represent that all sales incentive and bonus programs designed by the Participating Broker for its registered representatives will comply with the NASD Conduct Rules.

(i) Dealer Manager has established and will maintain, or will require Participating Brokers to establish and maintain, a customer identification program which requires Dealer Manager or the Participating Broker, as applicable, to (i) verify the identify of any person seeking to purchase the Shares through Dealer Manager to the extent reasonable and practicable, (ii) maintain records of the information used to verify the person’s identity and (iii) determine whether the person appears on any lists of known or suspected terrorists or terrorist organizations provided to brokers or dealers by any government agency, in all accordance with the requirements of 31 C.F.R. Section 103.122.

(j) Dealer Manager has established and will maintain an anti-money laundering compliance program in accordance with applicable laws and regulations, including the USA PATRIOT Act of 2001 and applicable rules of the NASD, including the guidance provided by Special NASD Notice to Members 02-21, and shall comply with Executive Order 13224 – Executive Order on Terrorist Financing Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, or will require each of the Participating Brokers to establish and maintain such a program.

3.             Obligations and Compensation of Dealer Manager.

(a) The Company hereby appoints the Dealer Manager as its agent and principal distributor during the Offering Period (as defined in Section 3(c)) for the purpose of finding, on a best efforts basis, purchasers for the Shares for cash through the Participating Brokers, all of whom shall be members of the NASD.  The Dealer Manager may also arrange for the sale of Shares for cash directly to its own clients and customers at the public offering price and subject to the terms and conditions stated in the Prospectus.  The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to find purchasers for the Shares on said terms and conditions, commencing as soon as practicable.

(b) The Dealer Manager agrees to be bound by the terms of the Escrow Agreement dated               , 2007 (the “Escrow Agreement”) among U.S. Bank National Association, as escrow agent (the “Escrow Agent”), the Dealer Manager and the Company.

(c) The “Offering Period” shall mean that period during which Shares may be offered for sale, commencing on the Effective Date, during which period offers and sales of the Shares shall occur continuously in the jurisdictions in which the Shares are registered or qualified or exempt from registration (as confirmed in writing by the Company to the Dealer Manager) unless and until the Offering is terminated as provided herein, except that the Dealer Manager and the Participating Brokers shall suspend or terminate offering of the Shares upon request of the Company at any time and shall resume offering the Shares upon subsequent request of the Company.  The Offering Period shall in all events terminate upon the sale of all of the Shares.  Upon termination of the Offering Period, the Dealer Manager’s agency and this Agreement shall terminate without obligation on the part of the Dealer Manager or the Company except as set forth in this Agreement.

(d) Except as may be provided in the “Plan of Distribution” section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager selling commissions plus a dealer manager fee as follows (based on a selling price of $10.00 per Share):

	Selling Commissions
Distribution Channel	Primary Offering Shares	DRP Shares

Participating Brokers	7.0%	0.0%

Fee-for-Service Investment Advisers	0.0%	0.0%

	Dealer Manager Fee
	Primary	DRP
Distribution Channel	Offering Shares	Shares

Participating Brokers	3.0%	0.0%

Fee-for-Service Investment Advisers	3.0%	0.0%

If the Dealer Manager, the Participating Broker and the investor agree, the selling commissions can be paid on a deferred basis for Shares sold in the primary offering.  In these instances, the Company will sell the Shares at a reduced price as set forth in the paragraph immediately preceding Section 1 hereof and pay the Dealer Manager a correspondingly reduced sales commission at the time of sale.  The balance of the normal commission would be paid to the Dealer Manager over six years for Shares sold in the primary offering, out of the dividends or other distributions that are declared and paid with respect to the reduced-priced Shares sold through the Dealer Manager or Participating Broker.  The amount by which by the investor’s dividends are reduced in these cases would be paid by the Company as deferred commissions to the Dealer Manager (and by the Dealer Manager to the Participating Brokers for Shares sold by the Participating Brokers).

As an example, investors electing the deferred commission option for Shares purchased in the primary offering will pay, on the date of purchase, $9.40 per Share (which includes a commission of $0.10 per Share).  For a period of six years following the date of purchase, an additional $0.10 per Share will be deducted annually from dividends or other cash distributions otherwise payable to the investor and will be used to pay deferred commissions.

The net proceeds to the Company will not be affected by the election of the deferred commission option.  Under this arrangement, an investor electing the deferred commission option will pay a 1% commission upon subscription, rather than a 7% commission, and an amount equal to a 1% commission per year thereafter for the next six years, or longer if required to satisfy outstanding deferred commission obligations, will be deducted from dividends or other cash distributions otherwise payable to such stockholder.  The Company may also use other deferred commission structures, but the Company will not pay total commissions in excess of 7% of the offering price of the Shares.

If at any time prior to the satisfaction of the Company’s remaining deferred commission obligations, the Company decides to list its common stock for trading on national securities exchange or other over-the-counter market, or the Company begins a liquidation of its properties, the Company may accelerate the remaining commissions due under the deferred commission option.  To the extent that the distributions prior to listing are insufficient to satisfy the remaining commissions due, the obligations of the Company and the investor to pay any further deferred commissions will terminate, and the Dealer Manager and the Participating Brokers will not be entitled to receive any further portion of their deferred commissions following listing of the Company’s common stock.

In addition, if an investor that has elected the deferred commission option decides to participate in the Company’s proposed share redemption program or requests that the Company transfer such stockholder’s Shares for any reason prior to the time that the remaining deferred selling commissions have been deducted from such stockholder’s cash distributions, the Company will accelerate the selling commissions due under the Deferred Commission Option as set forth in the Prospectus.

The Company will also reimburse the Dealer Manager for all items of underwriter compensation referenced in the Prospectus to the extent the Prospectus indicates that they will be paid by the Company, provided that the Company’s reimbursement payments shall not cause (i) total underwriting compensation (excluding reimbursement of bona fide due diligence expenses) to exceed 10% of gross offering proceeds from the sale of the 40,000,000 shares offered to the public or (ii) total Organization and Offering Expenses (as defined in Article IV of the Company’s charter included as an exhibit to the Registration Statement) to exceed 15% of gross offering proceeds from the sale of the 40,000,000 shares offered to the public.  In conformity with NASD Conduct Rule 2810(b)(4)(B)(i) (as clarified by NASD Notice to Members 82-51), the Company will also pay the Dealer Manager for bona fide due diligence expenses of the Dealer Manager and the Participating Brokers in the amount of up to 0.5% of the gross offering proceeds from the sale of the 40,000,000 shares offered to the public or such greater amount, and subject to the terms and conditions, as may be allowed by any subsequent NASD Rule or Notice to Members.

As described in the Prospectus, the Dealer Manager agrees to sell up to 5% of the Shares in the primary offering to persons identified by the Company pursuant to the Company’s “friends and family” program.  The purchase price for Shares under this program will be $9.50 per share, reflecting that selling commissions in the amount of $0.50 per Share will not be payable in connection with such sales.  The Dealer Manager agrees to work together with the

Company to implement this program and to execute sales under the program according to the procedures agreed upon by the Dealer Manager and the Company.

In addition, as described in the Prospectus, the Dealer Manager may sell shares to Dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives at a purchase price of $9.50 per share, reflecting that selling commissions in the amount of $0.50 per share will not be payable in consideration of the services rendered by such Dealers and representatives in the Offering.  For purposes of this discount, a family member includes such person’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law.

In no event will any commissions or fees be advanced until funds in respect of subscriptions for an aggregate of at least 100,000 Shares sold in the primary offering, acceptable to the Company, have been received by the Company and payment for such Shares has been deposited in the Escrow Account and classified as “cleared funds” by the Escrow Agent.

Until $2 million (the “Minnesota Minimum”) has been raised in the Offering from persons not affiliated with the Company or its advisor, investments from Minnesota investors will be held in a separate escrow and no commissions, payments or amounts whatsoever will be paid thereon to the Dealer Manager under this Section unless and until the Minnesota Minimum has been reached, and then only with respect to such investments from Minnesota investors as are released to the Company from such escrow.

Until $2.5 million (the “New York Minimum”) has been raised in the Offering from persons not affiliated with the Company or its advisor, investments from New York investors will be held in a separate escrow and no commissions, payments or amounts whatsoever will be paid thereon to the Dealer Manager under this Section unless and until the New York Minimum has been reached, and then only with respect to such investments from New York investors as are released to the Company from such escrow.

Until $20 million (the “Pennsylvania Minimum”) has been raised in the Offering from persons not affiliated with the Company or its advisor, investments from Pennsylvania investors will be held in a separate escrow and no commissions, payments or amounts whatsoever will be paid thereon to the Dealer Manager under this Section unless and until the Pennsylvania Minimum has been reached, and then only with respect to such investments from Pennsylvania investors as are released to the Company from such escrow.

(e) The Dealer Manager will not represent or imply that the Escrow Agent has investigated the desirability or advisability of investment in the Company or has approved, endorsed or passed upon the merits of the Shares or the Company, nor will the Dealer Manager use the name of said Escrow Agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that it has agreed to serve as escrow agent.

4.             Sale of the Shares.

A subscription agreement (“Subscription Agreement”) must be completed by each person desiring to purchase Shares, or, at Dealer Manager’s or Participating Broker’s option, by Dealer Manager or Participating Broker on behalf of each such person, and returned by Dealer Manager or Participating Broker together with any other documents that may be required under state securities laws or by the Company, to the Company c/o Phoenix American Financial Services, 2401 Kerner Boulevard, San Rafael, California 94901.  The Dealer Manager or Participating Broker shall ascertain that the Subscription Agreement has been properly completed in full and signed by the prospective purchaser prior to its return.

All subscription checks shall be made payable to the order of “U.S. Bank National Association, as agent for Cornerstone Growth and Income REIT, Inc.” until the Minimum Subscription Date (as hereinafter defined) and thereafter all subscription checks shall be made payable to Cornerstone Growth and Income REIT, Inc.  If Dealer Manager or Participating Broker receives a check not conforming to the foregoing instructions, Dealer Manager and/or Participating Broker must return such check directly to the subscriber not later than the end of the next business day following its receipt.  On or before the Minimum Subscription Date, checks conforming to the foregoing instructions shall be transmitted by Dealer Manager for deposit directly to the Escrow Agent, at 633 West Fifth Street, 24th Floor, Los Angeles, California 90071, Attention: Claude Acoba, CCTS, as soon as practicable, but in any event by the end of the second business day following receipt by Dealer Manager.  On or before the Minimum Subscription Date, checks conforming to the foregoing instructions shall be transmitted by Participating Broker to Dealer Manager c/o Phoenix American Financial Services, 2401 Kerner Boulevard, San Rafael, California 94901 as soon as practicable, but in any event by the end of the next business day following receipt by Participating Broker.  Following the Minimum Subscription Date, checks conforming to the foregoing instructions shall be transmitted by Dealer Manager for deposit directly to the Company, c/o Phoenix American Financial Services, 2401 Kerner Boulevard, San Rafael, California 94901 as soon as practicable but in any event by the end of the second business day following receipt by Dealer Manager.  Following the Minimum Subscription Date, checks conforming to the foregoing instructions shall be transmitted by Participating Broker for deposit directly to the Company, c/o Phoenix American Financial Services, 2401 Kerner Boulevard, San Rafael, California 94901 as soon as practicable but in any event by the end of the next business day following receipt by Participating Broker.  In the event Participating Broker’s final internal supervisory review is conducted at a different location, then checks must be transmitted to Participating Broker’s final review office by the end of the next business day following receipt by Participating Broker and Participating Broker’s final review office must in turn by the end of the next business day following receipt by it, transmit the check for deposit directly to the Escrow Agent on or before the Minimum Subscription Date or to the Company after the Minimum Subscription Date.

Upon receipt of the Subscription Agreement, the Company, will determine promptly (and in any event within ten (10) days after such receipt) whether it wishes to accept the proposed purchaser as a stockholder of the Company, it being understood that the Company reserves the right to reject the tender of any Subscription Agreement and to reject all tenders after the Termination Date.  Should the Company determine to accept the tender of the Subscription Agreement, the Company will promptly advise Dealer Manager or Participating Broker of such action.  Should the Company determine to reject the tender it will promptly notify in writing the prospective purchaser, Dealer Manager and Participating Broker, if any, of such determination and will promptly return the tendered Subscription Agreement and instruct the Escrow Agent to return the purchase price of the Shares directly to the prospective purchaser if the determination is made on or before the Minimum Subscription Date or the Company will return the purchase price of the Shares directly to the prospective purchaser if the determination is made after the Minimum Subscription Date.

All payments received on or prior to the Minimum Subscription Date, except as hereinafter provided, from purchasers of Shares shall be transmitted directly to the Escrow Agent and deposited in an escrow account (the “Escrow Account”) with Escrow Agent.  Such funds may be temporarily invested in bank savings accounts, bank or money market accounts, bank short-term certificates of deposit of U.S. banks having a net worth of at least $100 million, or short-term U.S. government issued or guaranteed obligations.  Prior to the Minimum Subscription Date, the Company will have no right to obtain any funds from the Escrow Agent.  Funds for Shares purchased on or before the Minimum Subscription Date shall be made available to the Company, or its order, by the Escrow Agent, on the Minimum Subscription Date.

The Dealer Manager will offer Shares, and in its agreements with Participating Brokers will require that the Participating Brokers offer Shares, only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required.  In offering Shares, the Dealer Manager will, and in its agreements with Participating Brokers, the Dealer Manager will, require that the Participating Brokers comply with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”).  In making the determinations as to suitability required by the NASAA Guidelines, the Dealer Manager may rely on representations from (i) investment advisers who are not affiliated with a Participating Broker or (ii) banks acting as trustees or fiduciaries.  With respect to the maintenance of records required by the NASAA Guidelines, the Company agrees that the Dealer Manager can satisfy its obligations by contractually requiring such information to be maintained by the investment advisers or banks discussed in the preceding sentence.  Except as set forth in Section 7, nothing contained in this Section 4 shall be construed to impose upon the Company the responsibility of assuring that prospective purchasers meet the suitability standards contained in the Prospectus and the Subscription Agreement or to relieve Dealer Manager and Participating Brokers of the responsibility of complying with the Conduct Rules of the NASD.

5.             Termination Date and Minimum Subscription Date.

As used herein, the term “Termination Date” shall mean the earliest to occur of (i) the date upon which subscriptions for the maximum number of Shares offered have been accepted by the Company which date the Company shall designate by notice to Dealer Manager in writing; or (ii)              , 2009 (unless extended by the Company and confirmed in writing to the Dealer Manager).  The Company may terminate the offering of Shares at any time for any reason by written notice to the Dealer Manager at least two (2) business days prior to the date of termination.

As used herein, the term “Minimum Subscription Date” shall mean the earlier of the date on which the Company shall mail or otherwise furnish to Dealer Manager notification that subscriptions and payments for an aggregate of at least $1,000,000 in Shares have been received and accepted by the Company and deposited with the Escrow Agent, provided, however, that “Minimum Subscription Date” shall mean, for Minnesota, New York and Pennsylvania subscribers, the earlier of the date on which the Company shall mail or otherwise furnish to Dealer Manager notification that subscriptions and payments for an aggregate of at least the Minnesota Minimum, New York Minimum and Pennsylvania Minimum have been received and accepted by the Company and deposited with the Escrow Agent.  In the event that subscriptions and payments for an aggregate of at least $1,000,000 in Shares shall not have been received and accepted by the Company on or prior to                , 2008, subject to Section 10, this Agreement will terminate and the Company shall not have any further obligation or liability hereunder to Dealer Manager or Participating Brokers.  In the event of such termination, all purchase payments deposited with the Escrow Agent shall be returned to the subscribers and no selling commissions (as described below) will be payable.

6.             Further Agreements of the Company.

(a) The Company covenants and agrees that it will pay or cause to be paid (i) all expenses and fees in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement, the Prospectus and any Preliminary Prospectus as originally filed and of each amendment or supplement thereto (including this Agreement, the Participating Broker Agreements, and all other exhibits to the Registration Statement and such other documents as may be required in connection with the offer, sale, issuance and delivery of the Shares), the Prospectus and any amendments or supplements thereto and the Supplemental Material, including, without limitation, expenses associated with the production of slides and graphics, fees and expenses of any consultants engaged in connection with presentations with the prior approval of the Company and travel and lodging expenses of the representatives of the Company and any such consultants, (ii) filing fees, Company counsel’s fees and expenses paid and incurred in connection with the registration and qualification of the Shares for offer and sale by Dealer Manager and Participating Brokers under the Act and the securities or Blue Sky laws of the states in which offers are to be made, (iii) filing fees, Company counsel’s fees and expenses paid and incurred in connection with the review by the NASD of the terms of the offering of the Shares, and (iv) the fees and expenses of any registrar or transfer agent in connection with the Shares.

(b) The Company will advise Dealer Manager and Participating Brokers promptly of the issuance of any stop order withdrawing the qualification for the offer and sale of the Shares or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued.

(c) If at any time when a Prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which, in the opinion of counsel for the Company, the Prospectus as amended or supplemented includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the SEC an appropriate amendment or supplement.

(d) The Company will deliver to Dealer Manager and Participating Brokers from time to time without charge as many copies of the Prospectus (and, in the event of an amendment or supplement to the Prospectus pursuant to the provisions of this Agreement, of such amended or supplemented Prospectus) and the Supplemental Material as Dealer Manager or Participating Brokers may reasonably request, which Prospectus(s), as from time to time amended or supplemented, and Supplemental Material the Company authorizes Dealer Manager and Participating Brokers to use in connection with the sale of the Shares.

(e) The Company will: (a) if not effective upon the date hereof, use its best efforts to cause the Registration Statement to become effective; (b) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer Manager; and (c) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC or any state securities administration.

(f) The Company will use its best efforts to register and qualify the Shares for sale under the laws of those states and other jurisdictions where it is intended that offers and sales will be made and will comply to the best of its ability with the laws of those states so as to permit the continuance of sales of the Shares thereunder.  The Company covenants and agrees that neither the Company, nor any officer, manager or employee of either of them will make any offer or sale of the Shares unless such offer or sale is made in compliance with the Act and the rules and regulations thereunder.

(g) The Company will comply with all requirements imposed upon it by the Securities Act and the Exchange Act, by the rules and regulations of the SEC promulgated thereunder and by all securities laws and regulations of those states in which an exemption has been obtained or qualification of the Shares has been effected, to permit the continuance of offers and sales of the Shares in accordance with the provisions hereof and of the Prospectus.

(h) The Company agrees to do or cause to be done all such filing, recording, publishing and other acts as may be appropriate to comply with the requirements of law for the operation of a foreign corporation in all jurisdictions, other than Maryland, where the Company shall desire to conduct business or own properties as the case may be.

7.             Agreements of Dealer Manager.

(a) Dealer Manager covenants and agrees to comply, and to use commercially reasonable efforts to cause the Participating Brokers to comply, with any applicable requirements of the Act, and of the Exchange Act, and the published rules and regulations thereunder, all applicable state securities laws and regulations as from time to time in effect, any other state and federal laws and regulations applicable to the offering, the sale of Shares or the activities of the Dealer Manager pursuant to this Agreement, including without limitation the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999, the requirements of any applicable state privacy laws and the applicable provisions of the USA PATRIOT Act of 2001, this Agreement and the Prospectus as amended and supplemented, and the Conduct Rules of the NASD and, in particular, the Conduct Rules which require Dealer Manager (i) to recommend the purchase of Shares only when Dealer Manager has reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs, and any other information known by the Dealer Manager, that the investor is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the prospectus, that the investor has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity, and that the program is otherwise suitable for the investor, (ii) to maintain or require to be maintained certain files concerning the basis for Dealer Manager’s determination of the suitability of the investor, (iii) to have reasonable grounds to believe, based on information made available to the Dealer Manager by the Company, that all material facts are adequately and accurately disclosed and that such disclosed facts provide a basis for evaluating an investment in the Company, and (iv) to inform the prospective investor or require the prospective investor to be informed of all pertinent facts relating to the liquidity and marketability of the investment during the term of the investment.  Dealer Manager also agrees not to deliver the Supplemental Material to any person unless the Supplemental Material is accompanied or preceded by the Prospectus.  The Dealer Manager will permit a Participating Broker to participate in the offering only if such Participating Broker is a member of the NASD and will reallow commissions only to such NASD members.

(b) Dealer Manager will not, and will require in its agreements with Participating Brokers that such Participating Brokers not, give any information or make any representation in connection with the offering of the Shares other than those contained in the Prospectus and Supplemental Material furnished by the Company, or publish, circulate or otherwise use any other advertisement or solicitation material.  Dealer Manager is not authorized to act as agent of the Company in any connection or transaction, and Dealer Manager agrees not to act as such agent and not to purport to do so without the prior written approval of the Company.  Dealer Manager agrees that if and when the Company supplies Dealer Manager with copies of any supplement to the Prospectus, Dealer Manager will thereafter distribute Prospectuses with such supplement.  Dealer Manager further agrees to comply with all instructions from the Company concerning the destruction of out-dated Prospectuses and the use of supplemented or amended Prospectuses.

(c) Dealer Manager agrees to solicit purchases of Shares only in the States and other jurisdictions in which the Company indicates that such solicitation can be made and in which Dealer Manager has determined that such solicitation can be made by Dealer Manager and in which Dealer Manager is qualified to so act.

(d) Dealer Manager will use reasonable efforts to select, and will require in its agreements with Participating Brokers that such Participating Brokers use reasonable efforts to select, investors who Dealer Manager (or any such Participating Broker) reasonably believes meet the investor suitability requirements which are set forth in the Prospectus and Subscription Agreement (Appendix A to the Prospectus) and such additional individual state requirements as are specified in the Subscription Agreement and which are confirmed by the investors by payment of the purchase price for the Shares including that each investor be of legal age in the state of his or her residence.  Dealer Manager will maintain, for a period of six years, in Dealer Manager’s files a copy of the Subscription Agreement for each investor for whom Dealer Manager acts as Dealer Manager.

(e) To the extent that information is provided to Dealer Manager marked “For Broker-Dealer Use Only,” Dealer Manager covenants and agrees not to provide such information to prospective investors.

(f) The Dealer Manager has established and implemented and will maintain anti-money laundering compliance programs in accordance with applicable law, including applicable NASD rules, SEC rules and the USA PATRIOT Act of 2001, or in its agreements with Participating Brokers will require such Participating Brokers to establish, implement, and maintain such programs, reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of the Shares.  The Dealer Manager shall, and shall require each Participating Broker to, to the extent required by applicable laws and regulations, and with regard to the purchase of Shares, verify the identity of its new customers; maintain customer records; check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s (OFAC) list of Specially Designated Nationals and Blocked Persons; provide the Financial Crimes Enforcement Network with information regarding: (a) the identity of a specified individual or organization; (b) an account number; (c) all identifying information provided by the account holder; and (d) the date and type of transaction, upon request; to monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the USA Patriot Act as potential signals of money laundering or terrorist financing; disclose such activity to applicable federal and state law enforcement when required by law; disclose (in the case of Participating Brokers) such activity to the Dealer Manager (and whether the Participating Broker has disclosed such activity to law enforcement) and, if and when requested by the Company, to the Company; disclose (in the case of the Dealer Manager) such activity to the Company (and whether the Dealer Manager has disclosed such activity to law enforcement) if and when requested by the Company; and to certify annually upon request that it has implemented or required Participating Brokers to implement an anti-money laundering program and completes or required Participating Brokers to complete due diligence on correspondent accounts as required by Section 312 of the USA Patriot Act of 2001 in connection with the selling of the Shares.

(g) The Dealer Manager will provide the Company with such information relating to the offer and sale of the Shares by it as the Company may from time to time reasonably request or as may be requested to enable the Company to prepare such reports of sale as may be required to be filed under applicable federal or state securities laws.

8.             Indemnification.

(a) To the extent permitted by the Company’s charter and the provisions of Article II.G of the NASAA Guidelines, and subject to the limitations below, the Company will indemnify and hold harmless the Participating Brokers and the Dealer Manager, their officers and directors and each person, if any, who controls such Participating Broker or Dealer Manager within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them, (ii) any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (iii) any Supplemental Material, or (b) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Supplemental Material a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company will reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending such Loss upon final disposition of the proceeding giving rise to such Loss; provided that the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Dealer Manager or (y) to the Company or Dealer Manager by or on behalf of any Participating Broker specifically for use with reference to such Dealer Manager or Participating Broker in the preparation of the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them, any Blue Sky Application or any Supplemental Material; and further provided that the Company will not be liable in any such case if it is determined that such Participating Broker or Dealer Manager was at fault in connection with the Loss, expense or action.

The foregoing indemnity agreement of this Section 8(a) is subject to the further condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in the Prospectus (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Person from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company, but only if a copy of the Prospectus as so amended or supplemented had been supplied to the Dealer Manager or the Participating Broker prior to such acceptance.

(b) The Dealer Manager will indemnify and hold harmless the Company, each director and officer of the Company (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (each a “Company Indemnitee”), from and against any Losses to which any of the Company Indemnitees may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Supplemental Material; or (b) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Supplemental Material a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, in the case of each of clauses (a) and (b) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Supplemental Material, (c) any unauthorized use of sales materials, use of unauthorized verbal representations or use of “For Broker-Dealer Use Only” materials with members of the public concerning the Shares by the Dealer Manager; (d) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; (e) any material violation of this Agreement; or (f) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorism financing efforts, including applicable NASD Rules, SEC Rules and the USA PATRIOT Act of 2001 and any regulations promulgated thereunder; or (g) any other failure to comply with applicable NASD or SEC Rules or state securities laws and the rules and regulations promulgated under any of them.  The Dealer Manager will reimburse each Company Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action.  This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have.

(c) Each Participating Broker severally will indemnify and hold harmless the Company, the Dealer Manager, each of their officers and directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act (each, a “Participating Broker Indemnified Person”) from and against any Losses to which a Participating Broker Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Supplemental Material; or (b) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Supplemental Material a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of each of clauses (a) and (b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Participating Broker specifically for use with reference to such Participating

Broker in the preparation of the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Supplemental Material; (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Participating Broker in the offer and sale of the Shares; (d) any untrue statement made by the Participating Broker or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; (e) any material violation of this Agreement; (f) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorism financing efforts, including applicable NASD Rules, SEC Rules and the USA PATRIOT Act of 2001 and any regulations promulgated thereunder; or (g) any other failure to comply with applicable NASD or SEC Rules or state securities laws or the rules and regulations promulgated thereunder.  Each such Participating Broker will reimburse each Participating Broker Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action.  This indemnity agreement will be in addition to any liability that such Participating Broker may otherwise have.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify in writing the indemnifying party of the commencement thereof.  The failure of an indemnified party so to notify the indemnifying party will relieve the indemnifying party from any liability under this Section 8 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party.  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel.  Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 8(e) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought.  Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.  Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party, such consent to be in the sole and absolute discretion of such indemnified party.

(e) The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions for which indemnification is sought pursuant to this Section 8; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party.  If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim.  Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

(f) If the indemnity agreements contained in this Section 8 are for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any Losses or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such Losses and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Dealer Manager or Participating Broker on the other hand from the offering of the Shares in question or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and of the Dealer Manager or Participating Broker on the other hand in connection with the statements or omissions which resulted in such Losses or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Dealer Manager or Participating Broker on the other hand in connection with the Offering shall be deemed to be in the same respective proportions as the total net proceeds from the Offering (before deducting expenses) received by the Company and the total selling commission and any dealer manager fee actually received by the Dealer Manager or Participating Broker, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Shares as set forth on such cover.  The relative fault of the Company on the one hand and the Dealer Manager or Participating Broker on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Dealer Manager or Participating Broker and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  It is understood that it would not be just and equitable if contribution pursuant to this Section 8(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(f).  The aggregate amount of Losses and expenses incurred by an indemnified party and referred to above in this Section 8(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 8(f), the Dealer Manager or Participating Broker shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it exceeds the amount of any damages that such Dealer Manager or Participating Broker has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8(f), each director of the Company, each other person who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company, and each person, if any, who controls the Dealer Manager or any Participating Broker within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Dealer Manager or Participating Broker.

9.             Effective Date and Termination.

Provided that at least one counterpart of this Agreement shall then have been executed and delivered, this Agreement shall become effective at 12:00 noon, California time, of the first full business day following the Effective Date or at such later time after the Effective Date as the Company shall first release the Shares for sale to the public.  For the purpose of this section the Shares shall be deemed to have been released for sale to the public upon release by the Company of correspondence or other notification to Dealer Manager indicating the effectiveness of the Registration Statement, whichever shall first occur.

Until the Minimum Subscription Date, this Agreement may be terminated by Dealer Manager at Dealer Manager’s option by giving written notice to the Company if:  (a) the Company shall have become a defendant in any litigation which, in Dealer Manager’s opinion, may reasonably be expected to result in a judgment having materially adverse consequences for the Company or there shall have been, since the respective dates as of which information is given in the Registration Statement or the Prospectus, any material adverse change in the condition, financial or otherwise, of the Company, which change in Dealer Manager’s judgment shall render it inadvisable to proceed with the delivery of the Shares, or (b) there shall have been any important change in market levels, major catastrophe, substantial change in national, international or world affairs, national calamity, postal strike, act of God, or other event or occurrence which, in Dealer Manager’s judgment will materially disrupt the financial markets of the United States, or (c) trading in securities generally on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on such Exchange by the Commission or by such Exchange, or (d) a general banking moratorium shall have been declared by federal or state authorities, or (e) the Company has terminated the offering of Shares as provided in Section 3(c) hereof, or (f) the Company is in breach of this Dealer Manager Agreement and has failed to cure such breach within 30 days notice from Dealer Manager to the Company of such breach.

Following the Minimum Subscription Date, this Agreement may be terminated by Dealer Manager at Dealer Manager’s option by giving notice to the Company.  In any case, his Agreement will terminate at the close of business on the Termination Date; provided, however, that all fees payable to Dealer Manager under the terms and conditions hereof shall be paid when due although this Agreement shall have theretofore been terminated.

Except as otherwise provided in Section 8, any termination of this Agreement pursuant to this Section 9 shall be without liability of the Company to Dealer Manager and without liability on Dealer Manager’s part to the Company.

10.           Survival of Indemnities, Warranties and Representations.

The indemnity agreements contained in Section 8 hereof, and the representations and warranties of the Company set forth in Sections l and 6(h) hereof, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Company, the Dealer Manager or any controlling person referred to in Section 8, and shall survive the delivery of and payment for the Shares, and any successor of Dealer Manager or the Company or of any such controlling person or any legal representative of any such controlling person, as the case may be, shall be entitled to the benefit of the respective indemnity agreements and representations and warranties.

11.           Notices.

Except as in this Agreement otherwise provided, (a) whenever notice is required by the provisions of this Agreement or otherwise to be given to the Company, such notice shall be in writing addressed to the Company at 1920 Main Street, Suite 400, Irvine, California 92614, Attention:  Terry G. Roussel, and (b) whenever notice is required by the provisions of this Agreement or otherwise to be given to Dealer Manager, such notice shall be in writing addressed to Dealer Manager at 1920 Main Street, Suite 400, Irvine, California 92614.  Any notice referred to herein may be given in writing or by facsimile or telephone and if by facsimile or telephone shall be immediately confirmed in writing.  Notice (unless actual) shall be effective upon mailing or facsimile transmission with confirmation of receipt, as the case may be.

12.           Persons Entitled To Benefit of Agreement.

Except as provided in the next sentence, this Agreement is made solely for the benefit of Dealer Manager, Participating Brokers, the Company or controlling persons thereof, and their respective successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement, and the term “successors and assigns,” as used in this Agreement, shall not include any purchaser, as such purchaser, of any of the Shares.

13.           Not a Separate Entity.

Nothing contained herein shall constitute the Dealer Manager and Participating Brokers, or any of them, as an association, partnership, unincorporated business or other separate entity.

14.           Applicable Law; Venue.

This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of California; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. Venue for any action brought hereunder shall lie exclusively in Irvine, California.

15.           Invalid Provision.

The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

16.           Counterparts.

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

17.           Amendments.

This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

Please confirm your agreement to become Dealer Manager under the terms and conditions herein set forth by signing and returning the enclosed duplicate copy of this Agreement at once to the Company at the address specified in Section 11 above.

Very truly yours,

CORNERSTONE GROWTH AND INCOME REIT, INC., a Maryland corporation

By:
Terry G. Roussel, President

AGREED AND ACCEPTED:

PACIFIC CORNERSTONE CAPITAL, INC., a California corporation

By:
Terry G. Roussel, President

Dated: , 2007

[Signature Page to Dealer Manager Agreement between Cornerstone Growth and Income REIT, Inc.
and Pacific Cornerstone Capital, Inc.]